UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 11, 2016

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 11, 2016, Radiant Logistics, Inc. (the “Company,” “we” or “us”) appointed Michael Gould to serve as a director of the Company until its next annual meeting of stockholders and until his successor is duly appointed and qualified. Mr. Gould will serve as an independent director and a member of our Audit and Executive Oversight Committee.

Since May 2015, Mr. Gould has served as Senior Vice President, Oracle Consulting in North America at Oracle Corporation. In this role, Mr. Gould and his team are responsible for making technology a strategic enabler for current and next generation business operations with a focus in the areas of cloud computing, IT transformation, security, big data/analytics, and core business applications.  Prior to this, from 2008 to May 2015, Mr. Gould served as the Vice President and General Manager for the Americas Technology Services Consulting Organization for Hewlett-Packard Company (“HP”) where his team’s focus was on helping customers leverage IT to drive business transformation.  Also while at HP, he served as Vice President for Americas Alliances, where he was responsible for the revenue and profitability of HP’s Products and Solutions driven by HP’s largest Alliance partners.  Prior to HP, Mr. Gould served in various roles at Oracle, BearingPoint and BEA.  He holds a Bachelor of Science degree in Mechanical Engineering from Texas A&M University and a Masters in Business Administration from Santa Clara University.

In conjunction with his appointment to our board of directors, on July 11, 2016, we awarded to Mr. Gould an initial grant of options to purchase 100,000 shares of our common stock at an exercise price of $3.16 per share (the closing price as of July 11, 2016). The options are subject to a ten year term, with vesting to occur at the rate of 20% per year on each annual anniversary of Mr. Gould’s continued service as a board member. In addition, Mr. Gould will receive $3,000 in cash per month for serving as a board member and $1,000 in cash per quarter for serving as chairperson of our newly formed technology subcommittee.

Item 8.01 Other Events

On July 11, 2016, we issued a press release announcing the addition of Mr. Gould to our board of directors. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits.

No.	Description
99.1	Press Release, dated July 11, 2016 announcing the addition of Michael Gould to the board of directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: July 11, 2016	By:	/s/ Todd Macomber
Todd Macomber
Senior Vice-President and Chief Financial Officer